Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

Intellinetics, Inc. and Subsidiary

Columbus, Ohio

We hereby consent to the use in the Prospectus constituting a part of this Registration Statement of our report dated March 30, 2020, relating to the consolidated financial statements of Intellinetics, Inc. and Subsidiary, which is contained in that Prospectus. Our report contains an explanatory paragraph regarding the Company’s ability to continue as a going concern.

We also consent to the reference to us under the caption “Experts” in the Prospectus.

/s/ GBQ Partners LLC

Columbus, Ohio

April 16, 2020